UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2006

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company announced on February 15, 2006, that it had completed the acquisition of Kingwood Pines Hospital, a 78-bed behavioral health facility located in Kingwood, Texas, a suburb of Houston. The aggregate purchase price was $14.4 million and was financed under the Company’s existing credit facility.

Kingwood Pines Hospital is owned, operated and managed by SHC-KPH, LP, a Texas limited partnership. Signet Health Corporation, a Texas Corporation, owned a 99.9% limited partnership interest in SHC-KPH, LP. Kingwood Pines Hospital, LLC, a Texas limited liability company owned a 0.01% general partnership interest in SHC-KPH, LP. The transaction was structured as a limited partner interest purchase agreement and a membership interest purchase agreement both dated as of January 17, 2006, by which the Company acquired all of the member interests of the general partner. As a result of the transaction, the Company acquired ownership directly and indirectly of all the partnership interests in the partnership. The limited partner interest purchase agreement was by and among Signet Health Corporation, a Texas corporation, as Seller, HHC Kingwood Investment, LLC, a Delaware limited liability company, as Purchaser, and SHC-KPH, LP, a Texas limited partnership. The membership purchase agreement was by and among Jerry G. Browder as Seller, Horizon Health Hospital Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as Purchaser, and Kingwood Pines Hospital, LLC, a Texas limited liability company. Simultaneously with the transaction, SHC-KPH, LP acquired ownership of the real property and related assets of the hospital. The total purchase price includes the amount paid for the real property which was funded as a capital contribution to the partnership.

The transaction was effective as of January 17, 2006.

A copy of the purchase agreements and the press release issued by the Company are attached as exhibits to this report.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 10.1*	Limited Partner Interest Purchase Agreement dated as of January 17, 2006, by and among HHC Kingwood Investment, LLC as Purchaser, Signet Health Corporation as Seller and SHC-KPH, LP.

Exhibit 10.2*	Membership Interest Purchase Agreement dated as of January 17, 2006, by and among Horizon Health Hospital Services, Inc. as Purchaser, Jerry G. Browder as Seller and Kingwood Pines Hospital, LLC.

Exhibit 99.1	Press Release dated February 15, 2006

*	The exhibits and schedules to the purchase agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the purchase agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: February 17, 2006	By:	/s/ John E. Pitts
John E. Pitts
Executive Vice President, Finance and CFO